Employee Letter

Dear Colleagues,
This morning, we are sharing the news that we have entered into an agreement to be acquired by AXA. The all-cash offer of $57.60 per share creates immediate value for XL Group’s shareholders and a powerful opportunity to accelerate the XL Catlin strategy with greater strength and new dimension.
The intent is to combine XL Catlin’s operations with AXA Corporate Solutions, forming AXA’s new global P&C insurance and reinsurance division. Importantly, in this new structure, where our brand will carry forward, it is the XL Catlin platform that will champion all complex commercial and specialty P&C products, reinsurance and alternative capital efforts. Effective today, Greg Hendrick will take on the role of President and COO at XL Group. Following the transaction close, he will join the Management Committee of AXA Group and will lead the new P&C business going forward, reporting directly to AXA CEO Thomas Burberl. Greg will be charged with maintaining the unique and entrepreneurial culture that has made us such a success. We expect the balance of the P&C leadership team to be comprised of the best talent both companies have to offer, noting that the majority of the combined workforce going in will come from XL Catlin.
As for me, my job doesn’t change until the transaction closes (and neither does yours!). I intend to stay on through the close of the deal, which is expected in the second half of 2018, subject to shareholder and regulatory approval. Following the close, I will become the Vice Chairman of the board of the new P&C business and Special Advisor to Thomas to ensure a smooth integration
(Click here for a video of Greg Hendrick and me discussing this announcement)
As you’ll recall from the combination of XL and Catlin, today is only the beginning, with much more information to come. (You can find some of the most immediate questions covered in the attached materials).
For now, I want to walk through the substantial strategic rationale for this proposal. And at the outset, you should know that XL’s Board of Directors and I did not seek to sell the company; AXA reached out to us with a vision for how we could create something special together and still maintain the XL Catlin culture and brand, and made clear that they would be willing to pay our existing shareholders an attractive price to do so. And since we began to learn more, AXA has kept their word every step of the way. I am deeply impressed by the sincerity and leadership of AXA’s team, and by the vision they have for our shared future.
As to the major strategic rationales:
First, the transaction immediately creates another level of scale. AXA is a significant global insurance provider. It has a market capitalization of approximately $76 billion with insurance products that include life, benefits, P&C and asset management. This provides immediate benefits, as this highly diversified platform enables capital to be used more efficiently. In P&C, AXA Corporate Solutions had 2.3 billion Euros (about $2.8 billion) of premiums in 2017 (compared with XL P&C premiums of $14.7 billion last year), and has a significant presence in the small and middle market commercial space. Importantly, the existing portfolios (and the workforces related to them) will be complementary and will allow us to close gaps that exist today in each firm’s ability to go after the range of clients from SME to global programs.
Second, we will immediately expand our geographic coverage. AXA has commercial lines presence in the UK, Europe, South East Asia and to a lesser extent in the Americas. Combining XL Catlin with AXA Corporate Solutions creates a champion for all complex commercial and specialty businesses across geographies, and particularly leverages XL’s strong US-based underwriting capabilities.
Third, today, both XL Catlin and AXA are at the forefront of industry innovation. For example, both XL Innovate, our Insurtech venture capital fund, and AXA’s similar Strategic Ventures initiative, are leaders in their space. Our internal innovation effort, Accelerate, and AXA’s Build program should immediately benefit from a broader portfolio of ideas and greater knowledge. And from a strategic operations perspective, we believe we’ll now be able to rapidly move forward programs that will lead to greater use of digital solutions, making us more efficient and effective.
And fourth, this will be the combination of two superior brands based on the fundamentals of client service. We know well the number of recent awards we’ve received such as Highest in Customer Satisfaction among large commercial insurers in North America from JD Power, and Number 1 in the Gracechurch survey of the London Market. Similarly, in 2017 Interbrand ranked AXA the number one insurance brand for the 9th consecutive year and the 3rd best brand across all financial services. This represents strong alignment between two companies that put client service at the heart of their organizations, where it matters most.
Again, today is just the first step in the process of combining our organizations. Until the deal closes, XL Catlin and AXA remain two separate companies, and our focus needs to be on delivering our plans. That means that there will be no immediate changes to your day-to-day responsibilities - it’s business as usual.
As you would expect in any transaction, it is a sad but expected fact that there will likely be some impact to colleagues in the form of redundancies. While I know people expect this to some extent, I hope you know that we will, as we did with bringing together XL and Catlin, take every measure to create career opportunities for our colleagues at the new company, and treat any impacted colleagues with the utmost fairness and respect.
Lastly, with everything I have laid out taken into account, I realize change and uncertainty bring discomfort. On one hand, the opportunity for our people to achieve even greater career aspirations as entrepreneurial leaders in their spaces will be made stronger by both keeping our culture, having the support of AXA’s bigger balance sheet and combining our powerful brands. On the other, it is bittersweet for many of us. Since its founding, XL has carved a unique and distinctive presence in the global (re)insurance landscape. While the distinct XL Catlin brand and culture will live on, that is not to say it will be exactly the same. No matter what your career heritage, it is understandable to feel a bit sad. I know I do.
But, I also know that the insurance world is changing rapidly and radically. To be part of a broader organization with similar views about the future should accelerate our ideas, and enable our focus on innovation to continue to shine through, as long as we do our jobs.
I understand that you will have questions and concerns. Starting today we’re encouraging internal teams to get together and our client-facing colleagues to begin reaching out to clients and brokers. Further, starting later today, Greg Hendrick and I, as well as AXA CEO Thomas Burberl, will be hosting a brief series of town halls. Look for webcast information so that you can hear from us at these events.
Thank you for all you do. On behalf of the Board and leadership team, we appreciate your hard work and dedication to XL. We are excited about the opportunities ahead as we begin this next chapter in our history.

Best,
Mike

Additional Information about the Proposed Transaction and Where to Find It
In connection with the proposed transaction, XL will file with the United States Securities and Exchange Commission (“SEC”) a proxy statement on Schedule 14A and may file or furnish other documents with the SEC regarding the proposed transaction. This letter is not a substitute for the proxy statement or any other document which XL may file with the SEC. INVESTORS IN AND SECURITY HOLDERS OF XL ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR FURNISHED OR WILL BE FILED OR WILL BE FURNISHED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement (when available) and other documents filed with or furnished to the SEC by XL through the website maintained by the SEC at www.sec.gov or by contacting the investor relations department of XL:
Investor Relations
XL Group Ltd
Abbe F. Goldstein, CFA
abbe.goldstein@xlcatlin.com

Participants in the Solicitation
XL and its directors and executive officers may be deemed to be participants in the solicitation of proxies from XL’s shareholders in connection with the proposed transaction. Information regarding XL’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in XL’s annual proxy statement filed with the SEC on April 5, 2017, XL’s Current Report on Form 8-K filed with the SEC on October 26, 2017, XL’s Current Report on Form 8-K filed with the SEC on February 20, 2018 and XL's Current Report on Form 8-K filed with the SEC on March 5, 2018. A more complete description will be available in the proxy statement on Schedule 14A that will be filed with the SEC in connection with the proposed transaction. You may obtain free copies of these documents as described in the preceding paragraph filed, with, or furnished to, the SEC. All such documents, when filed or furnished, are available free of charge on the SEC’s website (www.sec.gov) or by directing a request to XL at the Investor Relations contact above.